                                                                    EXHIBIT 10.2

                        SEPARATION AGREEMENT AND RELEASE
                        --------------------------------

     This Separation Agreement and Release (the "Agreement") dated as of July 5, 2001, contains all terms and compromises reached between Alan H. Goldfield ("Executive") and CellStar Corporation (the "Company") and its affiliates (defined below), in connection with Executive's separation from employment with the Company. It is the intent of the parties, by entering into this Agreement, to resolve any and all disputes, claims or causes of action which might now exist or arise in the future between them under the Employment Agreement (defined below) and in connection with Executive's employment with the Company.

IT IS THEREFORE AGREED THAT:

     1.   Termination of Executive's Employment and Service as a Director.
          ---------------------------------------------------------------

     (a) The Company and Executive hereby mutually agree that Executive's employment with the Company and its affiliates (defined below) will terminate effective July 5, 2001 (the "Termination Date"). Effective upon the Termination Date, Executive resigns from all director and officer positions with the Company and its affiliates and any other position that he currently holds with the Company and its affiliates. Executive shall remain on the payroll as an employee of the Company from the date of this Agreement to the Termination Date and, during such time, Executive will devote substantially all of his time, energy, skill and best efforts to the performance of his duties, and will faithfully and diligently perform such duties in accordance with the instructions of the Board of Directors of the Company. Executive shall be entitled to all compensation and reimbursement of expenses through the Termination Date to the same extent as if this Agreement had not been entered into between the Company and Executive. Without limiting the foregoing, Executive shall be paid any amount due under
          Section 1.4(b) of the Employment Agreement, on a prorated basis through the Termination Date, as soon as such payment can be calculated and is required to be paid under the Company's annual incentive plan. When used with reference to the Company, "affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Company.

     (b) Effective upon the Termination Date, the obligations and responsibilities of the parties set forth in the Employment Agreement dated December 1, 1994 between the parties (the "Employment Agreement") shall completely terminate. No further salary, bonus, compensation, remuneration, benefits, payments, stock or options shall be due or payable by the Company to Executive, and Executive hereby waives and relinquishes all claims to further employment, compensation, benefits, stock, options or other remuneration from the Company, except as specified in this Agreement and in the Consulting Agreement between the Company and Executive bearing even date herewith (the "Consulting Agreement").

     2.   Company Severance Obligations.  In consideration for Executive's
          -----------------------------
promises and covenants in this Agreement, the Company agrees:

     (a) To pay Executive the sum $4,250,000 (less required withholding) within fifteen (15) days after the Termination Date; provided, however, if within fifteen (15) days after the Termination Date the Company obtains the requisite consent of the financial institutions under the Credit Agreement (defined below) to the deferral of one-half of such payment, the Company shall pay Executive the sum of $2,125,000 (less required withholding) within fifteen (15) days after the Termination Date and the sum of $2,125,000 (less required withholding), plus accrued interest thereon, on the earlier to occur of (i) January 2, 2002 or (ii) the consummation of the Company's refinancing of its borrowings under the Credit Agreement. The payment due on January 2, 2002 shall bear interest at the rate that shall from day-to-day be equal to the rate of interest the Company is charged under its Amended and Restated Credit Agreement with The Chase Manhattan Bank and other financial institutions, as it may be amended or replaced (the "Credit Agreement"). If the Credit Agreement is terminated and the Company does not enter into a replacement or successor credit facility, then the payment due on January 2, 2002 shall bear interest at the rate of ten (10) percent per annum.

     (b) To pay, provide for reimbursement of, or otherwise reimburse Executive for, the medical and dental expenses incurred (including all medical and dental insurance premium costs, if the Company requests Executive to purchase such insurance) by each of Executive and Shirley M. Goldfield ("Executive's Spouse") during the remainder of their respective lives, subject to the following terms and conditions:

          (i) The Company shall be obligated under this paragraph 2(b) to provide for the reimbursement of, or otherwise reimburse or pay Executive for, a medical or dental expense incurred by Executive or Executive's Spouse only to the extent that such medical or dental expense would have been a reimbursable expense for a Covered Employee (defined below) under the Company's medical and/or dental plans then in effect or any other medical or dental reimbursement or payment arrangement, if any, then in effect for a Covered Employee. "Covered Employee" shall mean the Company's Chief Executive Officer or any other Company employee based in the United States with medical or dental coverage more favorable than such Chief Executive Officer, in any case who is employed at the time Executive or Executive's Spouse, as the case may be, incurred the medical or dental expense in question.

          (ii) Executive agrees to elect under COBRA health care continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, and Section 601, et seq. of the Employee
                                                       -------
                 Retirement Income

                 Security Act of 1974, as amended, for the continuation of the current medical insurance provided by the Company for Executive and Executive's Spouse for the maximum period allowed thereunder.

          (iii) Executive acknowledges that the Company may enter into insurance agreements with respect to the payments and reimbursements described in this subsection. Executive will use reasonable efforts to assist the Company in recovering payments and reimbursements from such insurers. Executive and Executive's spouse shall use all reasonable efforts to avail themselves of all benefits that may be available to them under title XVIII of the Social Security Act (Medicare coverage).

          (iv) The Company's obligations under this paragraph 2(b) shall cease with respect to Executive's Spouse if and when a divorce decree is obtained that dissolves Executive's marriage to Executive's Spouse.

     (c) To allow Executive the exclusive right to use the Texas Stadium Suite No. 172 currently owned by the Company for so long as the Company is entitled to use such Suite, provided that Executive shall promptly reimburse the Company for all future expenses, fees, charges and ownership and use costs related thereto, and such expenses, fees, charges and ownership and use costs will be the sole responsibility of Executive. The Company agrees to transfer to Executive free of charge any and all tickets for Dallas Cowboys football games to be held at Texas Stadium that the Company has purchased prior to the date of this Agreement. The Company also agrees to transfer to Executive any and all rights now existing or hereafter granted to the Company relating to the use of such Suite, including any option to purchase or renew the lease of such Suite or become a suite owner at any new stadium; provided that Executive shall not be entitled to assign such option to purchase or renew such lease, and if Executive chooses not to timely exercise such option to purchase or renew such lease, then all rights to exercise such option to purchase or renew such lease shall revert to the Company, and the Company shall have the sole right to exercise such option to purchase or renew such lease.

     (d) That a "Termination of Service", as defined in the Company's 1993 Amended and Restated Long-Term Incentive Plan (the "Plan"), shall not be deemed to have occurred under all stock options currently held by Executive under the Plan as a result of Executive's termination of employment because Executive is serving as an "Advisor" under the Plan by reason of the consulting relationship delineated in the Consulting Agreement and that a Termination of Service will not occur for so long as Executive is serving as a consultant to the Company. The Company hereby represents that the Compensation Committee of the Company's Board of Directors has taken any and all actions necessary to approve the provisions of this paragraph 2(d) and to apply all pertinent provisions of the Plan, as amended through the date hereof, to all of Executive's stock options currently held by Executive under the Plan.

     (e) The Company shall pay the reasonable fees and expenses of one counsel in connection with Executive's entry into this Agreement promptly after it receives a reasonably detailed invoice therefor.

     (f) Until the fifth anniversary of the Termination Date and subject to the Executive's qualification under normal life insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the Company's expense, a term life insurance policy on the life of Executive in a face amount equal to $5,000,000 for the benefit of such beneficiary or beneficiaries as may be designated from time to time by Executive. On or before the fifth anniversary of the Termination Date, at Executive's request, the Company shall transfer such term life insurance policy to Executive if permitted by the terms of such policy and the insurance company underwriting such policy. Any such transfer of such policy shall be at Executive's sole cost, and Executive shall be solely responsible for all premiums and other costs related to such policy after the fifth anniversary of the Termination Date.

     (g) Until the fifth anniversary of the Termination Date and subject to Executive's qualification under normal disability insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the Company's expense, a disability insurance policy that will pay the Executive, pursuant to the terms of such policy, an annual disability benefit of $300,000 until the Executive reaches the age of 65. On or before the fifth anniversary of the Termination Date, at Executive's request, the Company shall transfer such disability insurance policy to Executive if permitted by the terms of such policy and the insurance company underwriting such policy. Any such transfer of such policy shall be at Executive's sole cost, and Executive shall be solely responsible for all premiums and other costs related to such policy after the fifth anniversary of the Termination Date.

     3.   Executive's Release of the Company.  In consideration for the
          ----------------------------------
promises, payments and benefits provided herein by the Company, and in order to fully compromise and settle any and all claims and causes of action of any kind whatsoever relating to or arising out of Executive's employment with the Company (except as expressly provided in this Agreement and the Consulting Agreement), including any claim arising under common law, contractual claim, or any other federal, state or local statute or ordinance, Executive agrees:

     (a) That Executive will and hereby does unconditionally release, acquit and forever discharge the Company, all of its parents, subsidiaries and its affiliates, and all of their officers, directors, representatives, employees and agents from any and all charges, complaints, claims, causes of action, suits and expenses (including attorney fees and costs actually incurred) of any nature whatsoever, known or unknown,

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          regarding any matter existing on or prior to the date hereof relating to or arising out of the Employment Agreement which is hereby terminated, and Executive's employment or separation thereof from the Company (except as expressly provided in this Agreement and the Consulting Agreement). THIS RELEASE INCLUDES, BUT IS NOT LIMITED TO, ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THE EMPLOYMENT AGREEMENT, EXECUTIVE'S EMPLOYMENT WITH THE COMPANY AND THE SEPARATION THEREOF (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE CONSULTING AGREEMENT), OR ANY BENEFITS ASSOCIATED WITH SUCH EMPLOYMENT, INCLUDING ANY CLAIM UNDER TITLE VII OF THE CIVIL RIGHTS ACTS OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, OR ANY OTHER COMMON LAW, CONTRACTUAL OR STATUTORY CLAIM.

     (b) That Executive will not file any charges or complaints against the Company or any of its affiliates with the Equal Employment Opportunity Commission, the Texas Commission on Human Rights, or any other local, state or federal agency or court, and that if Executive filed or has filed any such complaint or charge, and/or if any such agency or court assumes jurisdiction of any complaint or charge against the Company or any of its affiliates on behalf of Executive, Executive will request such agency or court to withdraw from the matter and dismiss said action.

     4.   Company's Release of Executive.  The Company releases Executive from
          ------------------------------
any and all claims related to, or arising of, Executive's performance of his job duties, so long as he acted in good faith, in a manner he reasonably thought to be in, or not opposed to, the best interests of the company and had no reasonable cause to believe his conduct was unlawful or illegal.

     5.   Indemnification.
          ---------------

     (a) If Executive was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (defined below) by reason of (or arising in part out of) an Indemnifiable Event (defined below), the Company shall indemnify Executive to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses (defined below), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges actually incurred and paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Executive, the Company shall advance (within two business days of such request) any and all Expenses to Executive (an "Expense Advance"); provided, however, that
                                                        --------  -------
          the Company may require Executive first to deliver to the Company an undertaking by or on behalf of Executive to repay such Expense Advance if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

     (b) Notwithstanding the foregoing, (i) the obligations of the Company under paragraph 5(a) shall be subject to the condition that the Reviewing Party (defined below) shall not have determined (in a written opinion, in any case in which the Independent Counsel is involved) that Executive would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to paragraph 5(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Executive would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Executive (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Executive
                                    --------  -------
          commences legal proceedings in a court of competent jurisdiction to secure a determination that Executive should be indemnified under applicable law, any determination made by the Reviewing Party that Executive would not be permitted to be indemnified under applicable law shall not be binding and Executive shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Executive substantively would not be permitted to be indemnified in whole or in part under applicable law, Executive shall have the right to commence litigation in any court in the State of Texas having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Executive.

     (c) If the determination of entitlement to indemnification is to be made by Independent Counsel (defined below), the Independent Counsel shall be selected as provided in this paragraph 5(c). The Independent Counsel shall be selected by majority vote of a quorum of Disinterested Directors (defined below), and the Company shall give written notice to Executive advising him of the identity of the Independent Counsel so selected. Executive may, within seven days after receipt of the written notice, deliver to the Company a written objection to the selection. His objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in paragraph 5(d) below, and the objection shall set forth with particularity the factual basis of the assertion. If written objection is made, the Independent Counsel so selected shall be disqualified. If, within 20 days after submission by Executive of a demand for indemnification pursuant to paragraph 5(e) of this Agreement, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this paragraph 5(c), either the Company or Executive may petition a court of competent

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          jurisdiction in the State of Texas for the appointment as Independent
          Counsel of a person selected by that court or by any other person that court shall designate, and the person so appointed shall act as Independent Counsel. The Company shall pay all reasonable fees and expenses incident to the procedures of this paragraph 5(c), regardless of the manner in which the Independent Counsel was selected or appointed. The Company shall pay the reasonable fees and expenses of the Independent Counsel and shall indemnify fully the Independent Counsel against any and all expenses (including attorneys' fees) claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     (d)  Definitions.  The following terms shall have the definitions noted:
          -----------

          (i) "Claim" shall mean any threatened, pending or completed action, suit or proceeding, any inquiry or investigation, or any appeal therefrom whether conducted by the Company or any other party, that Executive in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

          (ii) "Indemnifiable Event" shall mean any event or occurrence related to the fact that Executive is or was serving the Company in some capacity, including without limitation, as a director, officer, employee, agent (including trustee and consultant) or fiduciary of the Company or of another corporation, partnership, joint venture, trust or other enterprise, or by reason of anything done or not done by Executive in any such capacity.

          (iii) "Expenses" shall include attorneys' fees and all other costs, expenses and obligations actually incurred and paid in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

          (iv) "Reviewing Party" shall mean a quorum of the Board of Directors consisting of Disinterested Directors or, if such a quorum is not obtainable or if such a quorum so directs, Independent Counsel. Any decision by such a quorum must be by a majority vote of the quorum.

          (v) "Independent Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of Delaware corporate law and neither is, nor in the past five years has been, retained to represent the Company or Executive in any matter material to either such party or any other party to the Claim relating to an Indemnifiable Event. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Executive in an action to determine Executive's rights under this Agreement.

          (vi) "Disinterested Director" shall mean a director of the Company who is not and was not at any time a party to a Claim relating to an Indemnifiable Event.

     (e) Promptly after receipt by Executive of notice of the commencement of any Claim, Executive will, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability which it may have to Executive otherwise than under this Agreement.

     (f) With respect to any Claim as to which Executive notifies the Company of the commencement thereof, the Company will be entitled to participate therein at its own expense. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Executive. After notice from the Company to Executive of its election to assume the defense thereof, the Company will not be liable to Executive under this Agreement for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Executive unless (i) the employment of counsel by Executive has been authorized by the Company, (ii) Executive shall have reasonably concluded that there may be a conflict of interest between the Company and Executive in the conduct of the defense of such Claim or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be borne by the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or as to which Executive shall have reasonably made the conclusion provided for in (ii) above.

     (g) The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any Claim made without its written consent. The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.

     (h) The Company shall indemnify Executive against any and all expenses (including attorneys' fees) and, if requested by Executive, shall (within two business days of such request) advance such expenses to Executive, which are incurred by Executive in connection with any claim asserted against or action brought by Executive for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company bylaw now or hereafter in effect relating to claims for Indemnifiable Events or
          (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Executive ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

     (i) If Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Executive for the portion thereof to which Executive is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Executive has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Executive shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Executive is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Executive is not so entitled.

     (j) For purposes of this Agreement, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Executive did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     (k) The rights of Executive hereunder shall be in addition to any other rights Executive may have under the Company's bylaws, pursuant to resolutions or determinations of the Company's Board of Directors or stockholders, under the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's bylaws and this Agreement, it is the intent of the parties hereto that Executive shall enjoy by this Agreement the greater benefits so afforded by such change.

     (l) To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any former Company employee.

     6.   Confidentiality.  Except as required by law, the parties agree that
          ---------------
they will keep the terms, amount and existence of this Agreement completely confidential and that neither party hereto will make any disparaging statements or allegations about the other to any person or governmental agency, including comments about the Company's employees, officers, directors or agents or about the reputations of the Company or any such person. It is recognized that the Company may be required to file a copy of this Agreement with the Securities and Exchange Commission, issue a press release relating to Executive's separation, and make other disclosures required of a public company pursuant to applicable law, and any such filing, press release or disclosure shall not be deemed to violate the provisions of this Agreement, provided that prior to issuing any such press release or making any other disclosure related thereto, the Company shall provide Executive with a copy of such release or disclosure as far in advance of the issuance or making thereof as is reasonably possible, consult with Executive with respect thereto and cooperate with all reasonable requests made by Executive with respect to the content thereof.

     7.   Reimbursement in Event of Breach.  Subject to paragraph 18(b)(v), as a
          --------------------------------
further material inducement to enter into this Agreement, any party who breaches this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including, without limitation, reasonable attorneys fees incurred as a result of any effort, action or lawsuit to enforce this Agreement. In addition, any breach of this Agreement will entitle the non-breaching party to seek injunctive relief to enforce this Agreement and to recover any actual damages incurred as a result of said breach. In the event of litigation, the losing party must pay the attorneys fees of the prevailing party.

     8.   Executive's Reliance.  The parties represent and acknowledge to each
          --------------------
other that in executing this Agreement they do not rely and have not relied upon any representation made by the other or its agents, representatives or attorneys with regard to the subject matter, basis or fact of this Agreement, except on those contained in this Agreement. The parties agree that this Agreement represents a resolution of various matters and shall not be construed to be an admission of any liability or obligation by either party to the other party.

     9.   Representations.  The parties, by their signatures below, represent
          ---------------
and agree that (a) each has read this Agreement carefully and completely, and understands all provisions contained therein; (b) Executive has been given a period of at least twenty-one (21) days to consider and review this Agreement;
(c) Executive has seven (7) days after he signs this Agreement to revoke it, in which case this Agreement and all obligations contained herein are null and void; and (d) Executive is aware of his right to consult with legal counsel and has ample opportunity to do so if he so desires.

     10.  Multiple Counterparts.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     11.  Indulgences, Etc.  Neither the failure nor any delay on the part of
          ----------------
either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     12.  Executive's Sole Remedy.  Executive's sole remedy shall be against the
          -----------------------
Company for any claim, liability or obligation of any nature whatsoever arising out of or relating to this Agreement or an alleged breach of this Agreement or for any other claim arising out of Executive's employment by the Company, his service to the Company on or prior to the date hereof, any indemnification obligation of the Company related to the subject matter of this Agreement or Executive's employment with the Company and its affiliates (collectively, "Executive Claims"). Executive shall have no claim or right of any nature whatsoever against any of the Company's directors, former directors, officers, former officers, employees, former employees, stockholders, former stockholders, agents, former agents or the Independent Counsel in their individual capacities arising out of or relating to any Executive Claim. Executive hereby releases and covenants not to sue any person other than the Company over any Executive Claim. The persons described in this paragraph 12 (other than the Company and Executive) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this paragraph 12 against Executive. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE LIMITATIONS ON EXECUTIVE'S REMEDIES EXPRESSED IN THIS SECTION 12 APPLY WITHOUT LIMITATION TO EXECUTIVE CLAIMS RELATING TO NEGLIGENCE.

     13.  Notices.  All notices, requests, demands and other communications
          -------
required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

          If to Executive:

               Alan H. Goldfield
               1850 Turbeville Road
               Denton, Texas  76210
               Telecopier: (940) 321-0380

          with a copy to (which shall not constitute notice):

               Alan J. Perkins
               Gardere Wynne Sewell LLP
               3000 Thanksgiving Tower
               Dallas, Texas 75201
               Telecopier: (214) 999-3683

          If to the Company:

               CellStar Corporation
               1730 Briercroft Court
               Carrollton, Texas 75006
               Attn:  General Counsel
               Telecopier: (972) 466-5030

          with a copy to (which shall not constitute notice):

               William R. Hays, III
               901 Main Street, Suite 3100
               Dallas, Texas 75202
               Telecopier: (214) 651-5940

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

     14.  Provisions Separable.  The provisions of this Agreement are
          --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     15.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     16.  Headings.   The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     17.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws; provided, however, that questions regarding the
                                --------  -------
Company's ability to indemnify and advance expenses pursuant to paragraph 5 of this Agreement shall be governed by the Delaware General Corporation Law.

     18.  Dispute Resolution.  Subject to Executive's right to a judicial
          ------------------
determination that

Executive should be indemnified by the Company (as provided in paragraph 5 of this Agreement), any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and either party may submit such dispute, controversy or claim, including a claim for indemnification, to arbitration.

     (a) The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more
                       --------   -------
          than $2,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If
          (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty
          (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

     (b) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

          (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

          (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

          (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

          (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

          (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

          (vi) The decision of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

          (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

          (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     19.  Subrogation.  In the event the Company makes any payment pursuant to
          -----------
paragraph 5 of this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Executive, who shall execute all papers reasonably required and shall at the Company's sole cost and expense do everything that may be reasonably necessary to secure such rights, including all actions that may be necessary to enable the Company effectively to bring suit to enforce such rights.

     20.  No Duplication of Payments.  The Company shall not be liable under
          --------------------------
this Agreement to make any payment in connection with any claim made against Executive to the extent Executive has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     21.  Binding Effect, Etc.  This Agreement shall be binding upon and inure
          -------------------
to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     22.  Contribution.  If the indemnity contained in this Agreement is
          ------------
unavailable or insufficient to hold Executive harmless in a Claim for an Indemnifiable Event, then separate from and in addition to the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Executive in connection with such Claim in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and Executive on the other in the acts, transactions or matters to which the Claim relates and other equitable considerations.

     23.  Cooperation; Reimbursement of Expenses.
          --------------------------------------

     (a) Subject to paragraph 23(b), at the Company's sole cost and expense, Executive will cooperate with the Company in response to reasonable requests for information or assistance by the Company in connection with all matters relating to or arising out of his employment with the Company or pertaining to the general business operations of the Company. At the Company's sole cost and expense, Executive will reasonably cooperate with the Company regarding any pending or subsequently filed litigation, claims or other disputes involving the Company or any affiliate. Subject to the following provisions of this paragraph 23, for each day on which Executive renders services after November 30, 2001, other than any services that Executive provides (i) under Section 6(b) of the Consulting Agreement to develop New Business Lines (as defined in the Consulting Agreement) in Selected Asian Countries (as defined in the Consulting Agreement) or (ii) in connection with any legal or administrative proceedings or other litigation in which Executive is a named party, the Company shall pay Executive the greater of (A) $1,000 per day or (B) the highest per day amount then being paid to members of the Board of Directors of the Company for services other than services provided as a member of the Company's Board of Directors. It shall be a condition to the Company's payment of any amounts to Executive under this paragraph 23 that the Company and Executive agree in writing prior to Executive's performance of services under this paragraph 23 on the general scope of such services and the maximum number of days of service for which the Company will be paying Executive under this paragraphs 23. Payment of such fees will be made by the Company as soon as practicable after Executive properly accounts therefor in accordance with the regular policies and practices of the Company.

     (b) The Company will reimburse Executive for his reasonable, actual out-of-pocket expenses as incurred in performing services pursuant to this Agreement, in accordance with the policies and procedures of the Company, only if such expenses are approved by the Company's Chief Executive Officer in writing prior to the date such expenses are incurred, and the Company will have no obligation to reimburse Executive if Executive fails to obtain such prior approval. If the Company's Chief Executive Officer approves Executive's request to be reimbursed for a business trip and expenses incurred while on such trip pursuant to this paragraph 23, then the Company will reimburse Executive for all reasonable expenses Executive incurs while on such trip that are related to the business of the Company. Reimbursement will be made as soon as practicable after Executive complies with the provisions above of this paragraph 23 and properly accounts therefor in accordance with the regular policies and practices of the Company relating to reimbursement of expenses of non-employees.

     24.  Non-Disclosure.  Executive agrees that he will not disclose material
          --------------
non-public information about the Company or any of its parent, subsidiary or affiliate companies to anyone other than the Company's officers, directors, attorneys and accountants.

     25.  ACKNOWLEDGMENTS.  EXECUTIVE'S SIGNATURE BELOW INDICATES THAT EXECUTIVE
          ---------------
HAS READ THE ABOVE AGREEMENT AND VOLUNTARILY AGREES AND CONSENTS TO THE TERMS AND CONDITIONS HEREIN.

                                   * * * * *

     Signed in Dallas, Texas on July 5, 2001.


                                        /s/ Alan H. Goldfield
                                        ----------------------------------------
                                        Alan H. Goldfield

     Before me, a Notary Public, on this day personally appeared Alan H. Goldfield, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of said person and that he has executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office this 5/th/ day of July, 2001.


[NOTARY STAMP]                          /s/ Marilyn Mock Miville
                                        ----------------------------------------
                                        Notary Public Signature



                                        CELLSTAR CORPORATION



                                        By: /s/ Elaine Flud Rodriguez
                                           -------------------------------------
                                            Elaine Flud Rodriguez, Sr. Vice
                                            President and General Counsel


     Before me, a Notary Public, on this day personally appeared Elaine Flud Rodriguez, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of CellStar Corporation, and that she has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office this 5/th/ day of July, 2001.



[NOTARY STAMP]                          /s/ Marilyn Mock Miville
                                        ----------------------------------------
                                        Notary Public Signature